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                                                                   Exhibit 10(i)


                          INTERIM EMPLOYMENT AGREEMENT
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     THIS INTERIM EMPLOYMENT AGREEMENT ("Agreement") effective as of January 31,
2001, between CITY HOLDING COMPANY, a West Virginia corporation ("Employer"), and Gerald R. Francis ("Employee"), recites and provides:

Recitals:
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     A.   Employer and Employee are entering into an Employment Agreement (the
          "Employment Agreement") pursuant to which Employee will be employed as President and Chief Executive Officer of Employer and its subsidiary, City National Bank Of West Virginia ("City National").

     B. Before Employee can become President and Chief Executive Officer of Employer and City National, the Office of the Comptroller of the Currency ("OCC") must issue a notice of non-objection to such appointment.

     C. Employer desires to employ Employee as a special assistant to the Board of Directors of Employer and City National until commencement of the term of the Employment Agreement.

Agreement:
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     In consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Employment.  Employee is employed as special assistant to the Board of
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          Directors of Employer and City National, with such duties and responsibilities as are assigned to him by the Board of Directors. While employed as a special assistant, Employee shall not perform any policy-making functions.

     2.   Term of Employment.  The term of this Interim Employment Agreement
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          will commence on the date hereof and end on the date that the OCC gives notice of non-objection or notice of objection to Employer's employment of Employee.

     3.   Compensation.  For services rendered by Employee to Employer herewith,
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          Employee will be paid from the effective date hereof at the annual rate of $250,000, payable in accordance with the payroll practices of Employer applicable to its officers. Employee will be eligible to participate in the benefit programs described in Section 3 of the
                                                           ---------
          Employment Agreement.

     4.   Stock Options.  Effective January 31, 2001, Employer's Board of
          -------------
          Directors granted Employee an option to purchase 200,000 shares of Employer Common
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          Stock under Employer's 1993 Stock Incentive Plan, provided, that if the Employment Agreement is terminated pursuant to Section 6(h)
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          thereof, Employee agrees to surrender such options unexercised. The exercise price shall be $5.75 per share, the stock's fair market value on the date of grant.

     5.   OCC Regulations.  Employee is aware of and agrees to abide by the
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          prohibition of the dissemination of non-public information as provided in 12 CFR, (S) 4.37(b)(1) and agrees not to use such non-public OCC information for any purpose other than to provide services to Employer and City National.

     6.   Termination.  This Interim Employment Agreement will terminate and
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          have no further force and effect (except for the provisions of Section
          4, which will survive) when the OCC gives notice of non-objection or notice of objection to Employer's employment of Employee. If the OCC gives notice of non-objection, the Employment Agreement between Employer and Employee entered into on the date hereof will commence as of the date of such notice. If the OCC gives notice of objection of Employer's employment to Employee, the Employment Agreement, as provided in Section 6(h) thereof, will terminate and this Interim Agreement will terminate, all without any further obligation of either party to the other except as otherwise provided in each agreement.

     IN WITNESS WHEREOF, the parties have executed this Interim Employment Agreement effective the date and year first above written.

                                 CITY HOLDING COMPANY


                                 By:  /s/ Philip L. McLaughlin
                                    --------------------------
                                    Name:  Philip L. McLaughlin
                                    Title: Chairman of the Board of Directors


                                 EMPLOYEE:


                                 /s/ Gerald R. Francis
                                 ---------------------
                                 Gerald R. Francis